UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Black Hills Corporation

(Exact name of Registrant as Specified in Its Charter)

South Dakota	001-31303	46-0458824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota		57702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 721-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, the Company announced that the Board of Directors appointed Marne M. Jones as the Senior Vice President - Utilities effective June 15, 2023. Ms. Jones, age 50, has 21 years of service with the Company serving in roles of increasing responsibility in the operations, finance, accounting, and regulatory areas. She has served as the Company’s Vice President – Electric Utilities since July 2021 and Vice President - Regulatory and Finance from June 2018 to July 2021.

Ms. Jones’ base salary will be $420,000, her target percentage under the Company’s Short-Term Incentive Plan will be 55% of base salary and her target under the Company’s Long-Term Incentive Plan will be $350,000.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Press release dated June 14, 2023
104	Cover Page Interactive Data File (formatted as the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

Date:	June 14, 2023	By:	/s/ Brian G. Iverson
Brian G. Iverson Senior Vice President